As filed with the Securities and Exchange Commission on November 29, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Absolute Shares Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

WBI Power Factor™ High Dividend ETF	NYSE Arca, Inc

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-192733

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.         Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 12 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-192733 and 811-22917), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-16-013134) on November 23, 2016, which is incorporated herein by reference.

The Trust currently consists of 12 separate series.  The series to which this filing relates and its IRS Employer Identification Number is as follows:
Title of Each Class of Securities to be Registered	IRS Employer ID Number

WBI Power Factor™ High Dividend ETF	81-4113430

Item 2.         Exhibits

A.
Registrant’s Declaration of Trust is incorporated herein by reference to Exhibit (a) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333- 192733 and 811- 22917), as filed with the SEC via EDGAR on August 8, 2014 (Accession No. 0000891092-14-006020).

B.
Registrant’s By-Laws are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-192733 and 811-22917), as filed with the SEC via EDGAR on August 8, 2014 (Accession No. 0000891092-14-006020).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Absolute Shares Trust

November 29, 2016

/s/ Don Schreiber, Jr.
Don Schreiber, Jr. Chairman, Trustee, President and Principal Executive Officer